Exhibit 10.9

CARDLYTICS, INC.

INDEMNITY AGREEMENT

Approved May 26, 2017

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of [    ], is made by and between CARDLYTICS, INC., a Delaware corporation (the “Company”), and [                    ] (“Indemnitee”).

RECITALS

A.    The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B.    The Company’s bylaws (the “Bylaws”) require that the Company indemnify its directors and executive officers, and empowers the Company to indemnify its other officers, employees and agents, as authorized by the Delaware General Corporation Law, as amended (the “Code”), under which the Company is organized and such Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C.    Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D.    The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

E.    Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Definitions.

(a)    Agent. For purposes of this Agreement, the term “agent” of the Company means any person who: (i) is or was a director, officer, employee or other fiduciary of the

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Company or a subsidiary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a subsidiary of the Company, as a director, officer, employee or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan.

(b)    Expenses. For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law. The term “expenses” shall also include reasonable compensation (which shall be determined by the Company’s disinterested directors, as defined in Section 1(f)) for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the Company’s disinterested directors, (as defined in Section 1(f)), for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

(c)    Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action taken by Indemnitee or of any action on Indemnitee’s part while acting as director, officer, employee or agent of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(d)    Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e)    Independent Counsel. For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past

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five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)    Disinterested Director. For purposes of this Agreement, the term “disinterested director” means a director of the Company who is not and was not a party to the proceeding in respect of which indemnification is sought by Indemnitee.

2.    Agreement to Serve. Indemnitee will serve, or continue to serve, as a director, officer, employee or agent of the Company or any subsidiary, as the case may be, faithfully and to the best of his or her ability, at the will of such corporation (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of such corporation, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws or other applicable charter documents of such corporation, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity.

The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

3.    Indemnification.

(a)    Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all expenses, actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding.

(b)    Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be

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made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings.

(c)    Indemnification of Related Parties. If (i) Indemnitee is or was affiliated with one or more venture capital funds that has invested in the Company (an “Appointing Stockholder”), (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any proceeding, and (iii) the Appointing Stockholder’s involvement in the proceeding is related to Indemnitee’s service to the Company as a director of the Company or any direct or indirect subsidiaries of the Company, then, to the extent resulting from any claim based on the Indemnitee’s service to the Company as a director or other fiduciary of the Company, the Appointing Stockholder will be entitled to indemnification hereunder for reasonable expenses to the same extent as Indemnitee.

(d)    Fund Indemnitors. The Company hereby acknowledges that the Indemnitee has certain rights to indemnification, advancement of expenses or insurance, provided by other entities and/or organizations (collectively, the “Fund Indemnitors”). In the event that the Indemnitee is, or is threatened to be made, a party to or a participant in any proceeding to the extent resulting from any claim based on the Indemnitee’s service to the Company as a director or other fiduciary of the Company, then the Company shall (i) be an indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) be required to advance reasonable expenses incurred by Indemnitee, and (iii) be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and any provision of the Bylaws or the Certificate of Incorporation of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors. The Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Fund Indemnitors are third party beneficiaries of the terms of this Section.

4.    Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding, claim, issue or matter and no Standard of Conduct Determination (as defined in Section 11) shall be required. To the extent that Indemnitee’s only involvement in the proceeding is to prepare to serve and serve as a witness, the Indemnitee shall be indemnified against all expenses incurred in connection therewith and no Standard of Conduct Determination (as defined in Section 11) shall be required.

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5.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.    Advancement of Expenses. To the extent not prohibited by law, the Company shall advance the expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and upon request of the Company, an undertaking to repay the advancement of expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses or ultimate entitlement to indemnification under the provisions of this Agreement. Advances shall include any and all expenses actually and reasonably incurred by Indemnitee in pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise. Advances shall also include any and all expenses actually and reasonably incurred by Indemnitee in pursuing this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).

7.    Notice and Other Indemnification Procedures.

(a)    Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless, and only to the extent that, such failure actually and materially prejudices the Company.

(b)    Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company. Any request by Indemnitee for payment under Section 7(b) shall be accompanied by

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such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification hereunder. Indemnitee’s failure to submit such a request will not relieve the Company from any liability which the Company may have to Indemnitee under this Agreement or otherwise unless, and only to the extent that, the Company did not otherwise learn of such request and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage. Claims for advancement of expenses shall be made under the provisions of Section 6 herein.

(c)    Application for Enforcement. In the event the Company fails to make timely payments as set forth in Sections 6, 7(b) or 11, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Neither a determination by the Company (including its Board of Directors, stockholders or independent counsel) that Indemnitee is not entitled to indemnification hereunder, nor the failure of the Company (including its Board of Directors, stockholders, or independent counsel) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper under the circumstances, shall be a defense by the Company to the action or create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

(d)    Indemnification of Certain Expenses. The Company shall indemnify Indemnitee for, and if requested by Indemnitee, advance to Indemnitee, all expenses incurred in connection with any hearing or proceeding under this Section 7 or Section 11 herein unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8.    Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company, and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if (i) Indemnitee’s counsel delivers a written notice to the Company at any time stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or that the conduct of any such defense would be precluded under the applicable standards of professional conduct then prevailing, (ii) the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, or fails to continue to retain such counsel to assume the defense of such proceeding, or (iii) the employment of counsel by Indemnitee has been authorized by the Company, then in any such event the fees and expenses of Indemnitee’s counsel to defend such proceeding shall be the expense of the Company and subject to the indemnification and advancement of expenses provisions of this Agreement.

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9.    Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any subsidiary (“D&O Insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Notwithstanding the foregoing, nothing in this Section 9 shall limit the Company’s obligation as the indemnitor of first resort pursuant to Section 3(d) above.

10.    Exceptions.

(a)    Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below); (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) any claim for reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement); (iv) a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (v) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

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(b)    Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Bylaws or Certificate of Incorporation or applicable law or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law. However, indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c)    Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent. Further, the Company shall not, without the prior written consent of the Indemnitee, effect any settlement on the Indemnitee’s behalf of (i) any proceeding the Indemnitee is or could have been properly made a party to or (ii) any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding) pursuant to Section 5(b) above unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such proceeding. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that (i) the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders and (ii) Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee or requires Indemnitee to take any action other than executing a release of parties providing a release of Indemnitee.

(d)    Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the U.S. Securities and Exchange Commission under the Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

11.    Determination of Right to Indemnification

(a)    To the extent that the provisions of Section 4 are inapplicable to a proceeding that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under the Code that is a legally required condition to

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indemnification of Indemnitee hereunder (a “Standard of Conduct Determination”) shall be made as follows: (i) by a majority vote of a quorum of disinterested directors, or (ii) if there is no such quorum of disinterested directors, by independent counsel in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to Indemnitee. Indemnitee shall cooperate with the person or persons conducting the Standard of Conduct Determination, including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify Indemnitee for and, if requested by Indemnitee, advance to Indemnitee, within thirty (30) business days of such request, any and all costs and expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(b)    The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 11(a) to be made as promptly as practicable. If the person or persons determined under Section 11(a) to make the Standard of Conduct Determination shall not have made a determination within sixty (60) days after the later of (A) receipt by the Company of written request for indemnification as set forth in Section 7(b), and (B) the selection of an independent counsel, if such determination is to be made by independent counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto.

(c)    If (i) Indemnitee shall be entitled to indemnification pursuant to Section 4, (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under the Code is a legally required condition to indemnification of Indemnitee hereunder, or (iii) Indemnitee has been determined or deemed pursuant to Section 11(a) or (b) to have satisfied any applicable standard of conduct under the Code which is a legally required condition to indemnification of Indemnitee, then the Company shall pay to Indemnitee, within thirty (30) business days after the later of (A) receipt by the Company of written request for indemnification as set forth in Section 7(b), and (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such expenses.

(d)    If a Standard of Conduct Determination is to be made by independent counsel pursuant to Section 11(a), the independent counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the independent counsel so selected. Indemnitee may, within ten (10) business days after receiving written notice of selection from the Company, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the independent counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(e), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as independent counsel. If such written objection is properly and

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timely made and substantiated, (i) the independent counsel so selected may not serve as independent counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the Company may, at its option, select an alternative independent counsel and give written notice to the Indemnitee advising Indemnitee of the identity of the alternative independent counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no independent counsel that is permitted under the foregoing provisions of this Section 11(d) to make the Standard of Conduct Determination shall have been selected within thirty (30) days after the Company gives its initial notice pursuant to the first sentence of this Section 11(d), either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of independent counsel and/or for the appointment as independent counsel of a person selected by the Court or such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as independent counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the independent counsel incurred in connection with the independent counsel’s determination pursuant to Section 11(a).

12.    Presumption of Entitlement. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by adducing clear and convincing evidence to the contrary. For purposes of this Agreement, the termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or has any particular belief or that a court has determined that indemnification is not permitted by applicable law. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in a court of competent jursidiction. No determination by the Company (including by its directors or any independent counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any claim by Indemnitee for indemnification or advancement of expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

13.    Contribution.

(a)    If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any expenses, judgment or settlement in connection with any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses, judgments, fines and amounts paid in settlement actually and reasonably paid or incurred by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and all directors, officers, employees, or agents other than Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company and all directors, officers, employees, or agents other than Indemnitee, on the one hand, and of Indemnitee, on the other hand, in connection with the events which resulted in

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such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company and all directors, officers, employees, or agents other than Indemnitee, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts, whether their liability is primary or secondary, and the degree to which their conduct is active or passive. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro-rata allocation or any other method of allocation, which does not take account of the foregoing equitable considerations. Nothing in this Section 13 shall impact the parties’ rights as they relate to determining whether Indemnitee has satisfied any applicable standard of conduct, as set forth in Section 11.

(b)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee for expenses in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

14.    Injunctive Relief. The Company and the Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee and the Company irreparable harm. Accordingly, the parties hereto agree that the parties may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Company and the Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company and the Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the court, and they hereby waive any such requirement of such a bond or undertaking.

15.    Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Company’s Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an agent of the Company, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require

11.

any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place (and such successor will thereafter be deemed the “Company” for purposes of this Agreement). This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 15.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

16.    Term. This Agreement shall continue until and terminate upon the later of: (a) five (5) years after the date that Indemnitee shall have ceased to serve as a director or and/or officer, employee or agent of the Company; or (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Indemnitee was granted rights of indemnification or advancement of expenses hereunder.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against an Indemnitee or an Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

17.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

18.    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

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19.    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 18 hereof.

20.    Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.    Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

22.    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

24.    Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

25.    Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft thereof.

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26.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all (if any) prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation, Bylaws, the Code and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

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14.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

CARDLYTICS, INC.

By:
Name:
Title:

INDEMNITEE

Signature of Indemnitee

Print or Type Name of Indemnitee

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INDEMNIFICATION AGREEMENT]